SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                   FORM 8-A/A
                               (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          WinStar Communications, Inc.
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             (Exact name of registrant as specified in its charter)


               Delaware                                  13-3585278
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  230 Park Avenue, New York, New York         10169
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(Address of principal executive offices)    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

     None                                     None

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

     Rights to Purchase                       The Nasdaq National Market
     Series B Preferred Stock


Exhibit Index on Page 8

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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            WINSTAR COMMUNICATIONS, INC.



                                            By  /s/ Timothy R. Graham
                                                -------------------------------
                                                Timothy R. Graham
                                                Executive Vice President

Date:    July 8, 1997